UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 7, 2025
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ON24, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39965	94-3292599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Beale Street,	8th Floor
San Francisco,	CA	94105
(Address of principal executive offices)		(Zip Code)
(415) 369-8000
(Registrant’s telephone number, including area code)
_______________________
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ONTF	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02     Results of Operations and Financial Condition.
On May 7, 2025, ON24, Inc. (the “Company”), issued a press release announcing its financial results for the first quarter ended March 31, 2025. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this report, including Exhibit 99.1 attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Item 8.01 Other Events.

Repurchase Program
On May 7, 2025, the Company announced that its Board of Directors unanimously approved a share repurchase program pursuant to which the Company may purchase up to $50 million of its common stock.

Under the repurchase program, the Company may purchase shares of common stock on a discretionary basis from time to time through open market repurchases, privately negotiated transactions, or other means, including through Rule 10b5-1 trading plans. The Company expects repurchases under the program to extend over multiple quarters.

The timing and number of shares repurchased under the program will depend on a variety of factors, including stock price, trading volume, and general business and market conditions. The repurchase program does not obligate the Company to acquire any particular amount of common stock and may be modified, suspended, or discontinued at any time at the Company’s discretion. Repurchases under this program will be funded from the company’s existing cash and cash equivalents or future cash flow.

As of March 31, 2025, the Company had $181.0 million in cash, cash equivalents and marketable securities.

Forward-Looking Statements
This report contains “forward-looking statements” under applicable securities laws. Such statements can be identified by words such as: “outlook,” “expect,” “target,” “believe,” “plan,” “future,” “may,” “should,” “will,” and similar references to future periods. Forward-looking statements include express or implied statements regarding the timing, price and amount of potential repurchases of common stock, our expected financial and operating results, the execution of our capital return program, the size of our market opportunity, the success of our new products and capabilities, including our new AI-powered Analytics and Content Engine, and other statements regarding our ability to achieve our business strategies, growth, or other future events or conditions. Such statements are based on our current beliefs, expectations, and assumptions about future events or conditions, which are subject to inherent risks and uncertainties, including our ability to attract new customers and expand sales to existing customers; declines in our growth rate; fluctuation in our performance; our history of net losses; competition; technological development in our markets; decline in demand for our solutions; our ability to expand our sales and marketing capabilities and otherwise achieve our growth; the impact of the resumption of in-person marketing activities on our customer growth rate; disruptions or other issues with our technology or third-party services; compliance with data privacy, import and export controls, customs, sanctions and other laws and regulations; intellectual property matters; and matters relating to our common stock, along with the other risks and uncertainties discussed in the filings we make from time to time with the Securities and Exchange Commission. Actual results may differ materially from those indicated in forward-looking statements, and you should not place undue reliance on them. All statements herein are based only on information currently available to us and speak only as of the date hereof. Except as required by law, we undertake no obligation to update any such statement.

Item 9.01 Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 7, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2025	ON24, Inc.

	By:	/s/ Steven Vattuone
Steven Vattuone
Chief Financial Officer